Exhibit 10.32

FULL SERVICE OFFICE LEASE
LEASE SUMMARY PROVISIONS

Dated for Identification Purposes: May 14, 2008

Landlord:	SHP Westshore Associates, LLC, a California limited liability company (“Landlord”).

Address of Landlord:	c/o Sand Hill Property Management Company 489 S. El Camino Real San Mateo, CA 94401 Phone (650) 344-1500

Tenant:	PureDepth Inc., a Delaware corporation (“Tenant”)
Property:	Westshore Office Park ("Property”)

Address of Premises:	230 Twin Dolphin Drive, Suite D, Redwood City, CA 94065 ("Premises"), which Premises are delineated on the site plan of the Property attached hereto as Exhibit "A" and made a part hereof.

Size of Premises:	Rentable Floor Area of Premises: 1,983 s.f. (See Exhibit “A-1” and Section 17.07)

Permitted Uses:	General Office Use

Notification Address:	LANDLORD	TENANT
	489 S. El Camino Real San Mateo, CA 94401 650/344-1500 Phone 650/344-0652 Fax	230 Twin Dolphin Drive, Suite D Redwood City, CA 94065 Phone: Fax:

Lease Term:	Two (2) years – June 1, 2008 – May 30, 2010

Rent Commencement Date:	June 1, 2008

Monthly Base Rent:	Months 1-12 $5,949.00 per month
Months 13-24 $6,167.13 per month (See Section 3.02)

Monthly Estimated Charges:	Tenant shall pay it’s prorata share of operating expenses beginning January 1, 2009. Tenant shall have a 2008 Base Year.

Concurrent Payments:
Security Deposit	$5,949.00 (Due upon Lease Execution)
First Month’s Rent	$5,949.00 (Due upon Lease Execution)
First Month’s Estimated Charges	$ -0-
Total Payment Due	$ 11,898.00

Broker(s):	Landlord represented by NAI BT Commercial, and Tenant represented by Cornish & Carey.

This Lease consists of eighteen (18) articles on 30 pages,  exhibits A through D, and one First Addendum.

The foregoing Lease Summary Provisions are an integral part of this Lease and each reference in this Lease to any such provision shall be construed to incorporate all of the terms provided under such Lease Summary Provision.  In the event of any conflict between any Lease Summary Provision and the balance of the Lease, the latter shall control.

FULL SERVICE OFFICE LEASE

This Lease, dated for identification purposes May 14, 2008, is made by and between Landlord and Tenant, and incorporates the Lease Summary Provisions specified on page iii, Exhibit “A” (Site Plan), Exhibit “A-1” (Floor Plan), Exhibit “B” (Tenant Improvements), Exhibit “C” (Parking), Exhibit “D” (Rules and Regulations), [and the First Addednum], all of which are attached hereto.

ARTICLE I – THE PROPERTY, PREMISES AND COMMON AREAS

Section 1.01 THE PROPERTY

The Property is defined as Westshore Office Park located at 200-250 Twin Dolphin Drive in the City of Redwood City, California, consisting of six professional office buildings.

Section 1.02 THE PREMISES

Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises known as 230 Twin Dolphin Drive (“Building”) Suite D, Redwood City, California (“Premises”), as outlined on Exhibit “A-1”, for the term, at the rent, and upon all the conditions and agreements set forth herein.

Section 1.03 COMMON AREAS

          All areas within the exterior boundaries of the Property which are neither (i) areas occupied by buildings, nor (ii) areas designated by Landlord for the exclusive use of a particular tenant or tenants, shall be deemed “Common Areas”.  Landlord may make changes at any time and from time to time in the size, shape, location, number or extent of the Common Areas.

Section 1.04 MODIFICATIONS

             Landlord shall have the right to change the name, number or designation of (as defined in Section 17.07) the Property without liability, but upon reasonable notice to Tenant.  In addition, Tenant shall not, without Landlord’s prior written consent, use the name of the Property for any purpose other than as the address of the business to be conducted by Tenant in the Premises, and in no event shall Tenant acquire any rights in or to such name (s).

             Landlord shall have the right at any time to change the configuration and/or location of entrance or passageways, doors and doorways, and corridors, elevators, stairs, toilets, or other public parts of the Property, and Landlord hereby reserves the right at any time to make alterations or additions to and to build additional stories on the Property and to build new buildings adjoining the same.  Landlord also reserves the right to remove or construct other buildings or improvements at the Property from time to time, to make alterations thereof or additions thereto, and to build additional stories on any such building(s).  Landlord further reserves the exclusive right to the roofs of the Property.

             No easement for light, air or view is included in the leasing of the Premises to Tenant.  Accordingly, any diminution or shutting off of light, air or view by any structure which may be erected on lands in the vicinity of the Property (regardless of whether or not such structure is on the Property) shall in no way affect this Lease or impose any liability upon Landlord.

ARTICLE II - TERM

Section 2.01 LENGTH OF TERM

The term of this Lease (“LeaseTerm”) shall commence as of the date specified in the Lease Summary Provisions, and shall continue for the period specified in the Lease Summary Provisions and additionally, if the term hereof commences on a day other than the first day of the calendar month, the term of this Lease shall continue from the first day of the calendar month next following the term commencement date for the period set forth in the Lease Summary Provisions.

Section 2.02 RENT COMMENCEMENT DATE

Tenant's obligation to pay rent shall commence on the Rent Commencement Date as is agreed to by Landlord and Tenant and is set forth in the Lease Summary Provisions.

Section 2.02 OPTION TO RENEW

Tenant shall have the option to renew this lease in accordance with the provisions of the First Addendum attached hereto.

ARTICLE III - RENT

Section 3.01 MONTHLY BASE RENT

From and after the Rent Commencement Date for each full calendar month during the Lease term, Tenant shall pay to Landlord in advance, upon the first day of each calendar month without demand, deduction or offset, the Monthly Base Rent specified in the Lease Summary Provisions and Monthly Estimated Charges (defined in Section 4.03) specified in the Lease Summary Provisions, subject to the rent adjustments as provided in Section 3.02, plus all applicable excise taxes in lawful money of the United States of America. One payment for the full Monthly Base Rent and Monthly Estimated Charges shall be made by Tenant to Landlord at the time of execution of this Lease. The Monthly Base Rent and Monthly Estimated Charges for any fractional part of a calendar month at the beginning or end of the Lease term shall be a proportionate part of the Monthly Base Rent and Monthly Estimated Charges for a full calendar month on a per-day basis. Payment shall be made to Landlord at the address set forth in the Lease Summary Provisions or at such other place as may be designated from time to time by Landlord. For purposes of venue, performance of this Lease shall be deemed to be made at the address where rent payments are received.

Section 3.02 RENT SCHEDULE

The amount of Monthly Base Rent during the Lease Term shall be as follows:

June 1, 2008- May 31, 2009                                                                           $5,949.00
June 1, 2009- May 31, 2010                                                                           $6,167.13

Section 3.03 RENTAL

The term "Rental" means each and every payment required to be made by Tenant pursuant to this Lease including without limitation Monthly Base Rent, Monthly Estimated Charges (defined in Section 4.03), late charges, interest payments and other expenditures made by Landlord on Tenant's behalf pursuant to this Lease. All Rental shall be paid when and as due, and without notice (unless notice is expressly required under this Lease). Tenant expressly waives all right of offset against Rental pursuant to California Code of Civil Procedure §431.70 or otherwise. All Rental shall constitute "rent" or "rental" for the purposes of the unlawful detainer statutes (California Code of Civil Procedure Section 1161 et. seq.).

No payment by Tenant or receipt by Landlord of a lesser amount than all Rental then due shall be deemed to be other than on account of the earliest of said sums then due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rental be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of said sums, or pursue any other rights or remedies provided in Article XIII.

ARTICLE IV – SHARED OPERATING EXPENSES

Section 4.01 DEFINITION OF OPERATING EXPENSES

Operating Expense shall include, without limiting the generality of the foregoing, expenses associated Tenant’s proportionate share of Common Area expenses within the Property as provided in Sections 5.01, 6.01, 7.02, 8.02, 12.04, 14.04, and Article XV, and shall include real estate taxes; the cost of personnel or fees paid to persons or entities, including those affiliated with Landlord, to provide maintenance, repair, janitorial services, gardening, landscaping, resurfacing,  repaving, painting, lighting, sweeping, cleaning, pest and sanitary control,  trash removal, and fire protection; the amounts paid for heating, air conditioning, and providing electricity and water and sewer provided to the Property; administrative expenses related to the Property ; any costs incurred for any capital improvements or structural repairs to the Building and Common Areas, which costs shall be amortized over the useful life of the applicable capital improvements or structural repairs; the cost of accounting services necessary to compute the rent and charges payable by tenants, market rate management fee paid to Landlord’s affiliate or third-party management companies; fees for legal, accounting, inspection and consulting services pertaining to the Property; the cost of guards and other protection services pertaining to the Building and Common Areas; and the amount paid for premiums for all  insurance procured by Landlord to insure the Property as may be required or permitted under this Lease (including, without limitation, business interruption insurance, and such insurance as may be required by the holder of such mortgage or deed of trust); government-imposed parking charges or costs, and costs to comply with governmentally-imposed safety and access requirements.  Notwithstanding the foregoing, Operating Expenses shall not include the costs of special services rendered to tenants (including Tenant) for which a special or separate charge is made, any costs of preparation of space for new tenants of the Property, any costs borne directly by Tenant under this Lease, leasing commissions, depreciation, or debt service payments made to a mortgagee.

If less than 95% of the total rentable area of the Property is occupied during the Base Year or any calendar year during the term of this Lease, then Operating Expenses shall be adjusted to equal Landlord’s reasonable estimate of Operating Expenses had such percentage of the total rentable area of the Property been occupied.

Section 4.02 PAYMENT OF MONTHLY ESTIMATED CHARGES

Landlord agrees to expend as its share of Operating Expenses paid for and sustained by the Landlord during any calendar year an amount not greater than the actual calendar year 2007 Operating Expenses (“Base Year Operating Expenses”).  Said sum shall constitute the maximum payable by Landlord as its contribution toward Operating Expenses. Commencing on the first day of the first January after the Rent Commencement Date, and continuing thereafter during the term of this Lease, Tenant shall pay to Landlord monthly in advance on the first day of each month, without notice or demand and without any deduction, offset or abatement, in lawful money of the United States of America, 1/12 of the amount of the Tenant’s pro-rata share of Operating Expenses in Excess of Base Year Operating Expenses as estimated by Landlord (“Monthly Estimated Charges”) to be incurred for the calendar year in which the monthly payments are to be made. Tenant shall pay to Landlord as Rental hereunder Tenant’s Monthly Estimated Charges as may be paid or incurred by Landlord during the Term.  Monthly Estimated Charges shall be determined and adjusted in accordance with the provisions of Section 4.03 below.

Section 4.03 DETERMINATION AND RECONCILIATION

During the Term, within ninety (90) days after January 1 of each calendar year after the year in which the Rent Commencement Date occurs, Landlord shall notify Tenant of Tenant’s Monthly Estimated Charges reasonably estimated by Landlord for the same calendar year.   Monthly Estimated Charges shall be one-twelth (1/12) of Tenant’s pro-rata share of Operating Expenses.  Tenant’s pro-rata share of Operating Expenses shall be calculated by multiplying total Operating Expenses for the calendar year in excess of Base Year Operating Expenses by a fraction, the numerator of which is the Rentable Square Foot of the Premises, and the denominator of which is the total Rentable Square Foot of the Property, as it may be modified from time to time. Operating Expenses related specifically to the Building shall be allocated 100% to the Building.  Common Area Operating Expenses shall be allocated to Building based on the Building’s total Rentable Square Foot as a proportion of total Rentable Square Footage for the Property.  Tenant shall continue to make such payments until notified by Landlord of a change thereof.  Landlord may adjust Monthly Estimated Charges at any time and from time to time to more accurately reflect the actual charges to be paid by Tenant.

On or before the end of the ninety (90) day period following January 1 of each calendar year or portion thereof for which Tenant has made estimated payments of or is liable for any Operating Expenses, Landlord shall furnish Tenant a statement with respect to such year showing Tenant’s pro-rata share of Operating Expenses, and the total payments made by Tenant (“Annual Reconciliation”).  Unless Tenant raises any objections to Landlord’s Annual Reconciliation within sixty (60) days, such statement shall conclusively be deemed correct and Tenant shall have no right thereafter to dispute such statement or any item therein.  If Tenant’s share of Operating Expenses for the year as finally determined exceeds the total payments made by Tenant based on Landlord’s estimate, Tenant shall pay Landlord the deficiency within thirty (30) days after Tenant’s receipt of Annual Reconciliation.  If the total payments made by Tenant based on Landlord’s estimate exceed the amount properly payable by Tenant, Landlord shall credit the excess amount to the next Operating Expenses payment due under this Lease, or upon expiration of the Term pay Tenant such excess amount within thirty (30) days after Tenant’s receipt of Annual Reconciliation.  Notwithstanding the preceding sentence, any excess portion of Operating Expenses attributable to estimated Tenant’s share of Real Estate Taxes shall not be refunded at the time of such annual reconciliations unless and until such amounts are determined truly to be excess payments after reassessment (or supplemental assessment) of the Property, which may be retroactively applied, following Landlord’s acquisition thereof and completion of construction of Landlord’s improvements.

With the exception of Real Estate Taxes which shall be prorated on a fiscal year basis, and amortization of capital improvements and replacements, all other costs shall be chargeable to Tenant on a cash basis.

Section 4.04 PRORATIONS AND END OF TERM

For any partial calendar year at the commencement or termination of the Term, Tenant’s pro-rata share of Operating Expenses for such year shall be pro-rated on the basis of a 365-day year.  Notwithstanding the termination of this Lease, within thirty (30) days after Tenant’s receipt of Annual Reconciliation regarding the determination of Tenant’s share of Operating Expenses for the calendar year in which the Term ends, Tenant shall pay to Landlord or Landlord shall pay to Tenant, as the case may be, an amount equal to the difference between Tenant’s share of Operating Expenses for such year, as finally determined, and the amount previously paid by Tenant toward such Operating Expenses.  The provisions of this paragraph shall survive expiration or sooner termination fo the Term.

Section 4.05 NO WAIVER

Failure by Landlord to strictly adhere to the provisions stated hereinabove shall not be deemed a waiver of Tenant’s obligations to pay such estimated or actual charges.

ARTICLE V - TAXES

Section 5.01 REAL ESTATE TAXES

(a) Tenant shall pay to Landlord all real estate taxes (as hereinafter defined) applicable to the Premises, including the improvements thereon, as part of Operating Expenses, in a manner as is provided in Article IV.

(b) If, at any time during the term of this Lease, the methods of taxation shall be altered so as to impose, in lieu of current methods of assessment and taxation in whole or in part, taxes based on other standards, including, but not limited to, a tax or excise on rent or any other tax, however described, or assessed against Landlord on the rent or any portion thereof payable hereunder as a direct substitute for the real property taxes, Tenant covenants to pay to Landlord said tax in a manner and at a time to be determined by Landlord, but in no event later than 10 days after receipt of said notice by Tenant.

Section 5.02 DEFINITIONS

(a) The term "real estate taxes" shall include all taxes, levies, assessments, bonds and governmental charges levied upon or with respect to the real property and improvements within the Property, other than such building(s) within the Property for which tenants pay their separate real estate taxes, and any tax or excise on rents or any other tax, however described, levied against Landlord on account of the rent reserved hereunder or on the business of renting space in the Property. However, the term "real estate taxes" shall not include any franchise, estate, inheritance, succession, capital levy, net income or excess profits taxes imposed upon Landlord except that if real estate taxes are withdrawn in whole or in part and any substitute tax is made therefore, such tax shall in any event for the purpose of this Lease be considered a real estate tax regardless of how denominated or the source from which it is collected. Landlord and Tenant acknowledge that the adoption of Proposition 13 by the voters of the State of California in the June 1978 election may give rise to the imposition of assessments, taxes, fees, levies and charges imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and other governmental services formerly provided without charge to property owners or occupants (it being the intention of Tenant and Landlord that any and all such new and increased assessments, taxes, fees, levies and charges be included within the definition of real estate taxes for purposes of this Section 5.02). The term "real estate taxes" shall also include all expenses, including consultants' fees, reasonably incurred by Landlord in seeking reduction by the taxing authorities of real estate taxes applicable to the Property.

(b) The term "real estate taxes applicable to the Premises" shall mean the taxes separately assessed for the Premises or that portion of the real estate taxes as such term is hereinabove defined in Section 5.02(a), equal to the product obtained by multiplying such real estate taxes by a fraction, the numerator of which shall be the rentable floor area of the Premises as defined in the Lease Summary Provisions, and the denominator of which shall be the total rentable floor area of the Property, including the Premises, which are then located on the land to which the tax bill applies; provided, however, that if any tenants in such building(s) pay their separate real estate taxes, their rentable floor area shall not be included in such denominator.

Section 5.03 OTHER TAXES

Tenant shall be responsible for and shall pay before delinquency all municipal, county or state taxes, levies and fees of every kind and nature, including, but not limited to, general or special assessments assessed during the term of this Lease against any leasehold interest or personal property of any kind, owned by, in, upon or about the Premises of Tenant. If any or all of Tenant's fixtures or other personal property shall be assessed and taxed with the Landlord's real property, Tenant shall pay to Landlord its share of such taxes within 10 days after delivery to Tenant by Landlord of a statement in writing setting forth the amount of such taxes applicable to such property of Tenant.

ARTICLE VI – LANDLORD’S SERVICES

Section 6.01 BASIC SERVICES

Landlord agrees to furnish, as part of Operating Expenses, water and, if applicable, elevator services,  janitorial services and electricity for the Premises, and heat, ventilation and air-conditioning (hereinafter collectively called "HVAC") required in Landlord's judgment for the comfortable use and occupancy of the Premises, all in accordance with the following schedule (and subject to the rules and regulations of the Property as well as any governmental requirements or standards relating to, among other things, energy conservation):

Water - All days, 24 hours

Electricity – All days, 24 hours

HVAC - Monday through Friday - 7 a.m. to 6 p.m., excluding holidays

Janitorial – Five nights per week, excluding holidays. Schedule to be determined by Landlord.

Landlord may impose a reasonable charge for any utilities and services, including, without limitation, electricity and HVAC, required to be provided by Landlord by reason of any substantial recurrent use of the Premises at any time other than the above schedule for such utilities and services, or any use beyond what Landlord agrees to furnish as described above, or special electrical, cooling and ventilating needs created in certain areas by hybrid telephone equipment, computers and other similar equipment or uses.  At Landlord's option and expense, separate meters for such utilities and services may be installed for the Premises.  Tenant agrees to cooperate fully at all times with Landlord and to abide by all regulations and requirements which Landlord may prescribe for the use of the above utilities and services.  Any such excess costs as described above shall constitute “Rental”.

Landlord consents to provide lighting of the Common Areas or any portion thereof, or HVAC to the Premises beyond the normal and customary business hours upon Tenant’s request, and shall have the right to bill for such after-hour usages and Tenant shall pay to Landlord such additional charges as Rental.

Tenant shall not, without the prior written consent of Landlord, use any apparatus or device in the Premises (including but not limited to electronic data processing machines, and machines using current in excess of 110 volts) which will in any way increase the amount of  electricity or water normally furnished or supplied for use of the Premises as general office space, nor shall Tenant connect with electric current (except through existing electrical outlets in the Premises) or water pipes any apparatus or device for the purpose of using electric current or water.  If Tenant shall require water or electric current in excess of that usually furnished or supplied for use of the Premises as general office space, Tenant shall first procure the written consent of Landlord to the use thereof, and Landlord may cause a separate water meter or electric current meter to be installed, so as to measure the amount of water and electric current consumed for any such other use.  The cost of any such separate meters and of installation, maintenance and repair thereof shall be paid for by Tenant, and Tenant agrees to pay Landlord, promptly upon demand, for all such water and electricity consumed as shown by said meters, at the average rates charged for such services by the jurisdiction in which the Property is located or by the local public utility furnishing the same, whichever the case may be, plus any additional expense incurred in keeping account of the water and electric current so consumed.

Notwithstanding anything hereinabove to the contrary, Landlord reserves the right from time to time to make reasonable and nondiscriminatory modifications to the above standards for utilities and services.

ARTICLE VII - MAINTENANCE, REPAIRS, AND ALTERATIONS

Section 7.01 MAINTENANCE AND REPAIRS-TENANT

(a) Subject to the provisions of Article IX and Section 7.02 hereof, Tenant shall, at its sole cost and expense during the term of this Lease, keep in first-class order, condition and repair, the Premises, including, without limiting the generality of the foregoing, maintenance and repair of any damage to lighting facilities and equipment, fixtures, walls, wall covering and paint, ceilings, floors and floor coverings, interior windows and window casement, doors, entrances and other facilities caused by Tenant or Tenant’s use of the Premises.

(b) Tenant shall not place any rubbish or other matter outside the Premises, except in such containers as are authorized from time to time by Landlord.

(c) If Tenant fails to perform its obligations under this Section 7.01, Landlord may, at its option, after five (5) days written notice to Tenant, except in the event of an emergency in the judgement of Landlord, in which case no notice shall be required, enter upon the Premises and put the same in good order, condition and repair and the cost thereof shall become due and payable by Tenant to Landlord upon demand.

Section 7.02 MAINTENANCE AND REPAIRS - LANDLORD

           (a) Landlord represents that, as of the Rent Commencement Date, Landlord has not received any notices of code violations from the City or any other governmental agency.  Subject to the provisions of Article IX and Section 7.01 hereof, and except for damage caused by any negligent or intentional act or omission of Tenant, Tenant’s agents, employees, representatives, customers or invitees, in which event Tenant shall repair the damage, at its sole expense, Landlord shall keep in good order, condition and repair the roof, electrical, HVAC, plumbing, elevators, sprinklers, exterior walls and windows, structural and non-structural portions of the Property, and all costs incurred by Landlord in making any such repairs or performing such maintenance shall be Operating Expenses as defined in Section 4.01, provided that Landlord shall have no obligation to perform any act which is the obligation of Tenant or any other tenant.  In carrying out its repairs and maintenance responsibilities pursuant to this Section 7.02, Landlord shall exercise reasonable efforts to minimize any interference with Tenant’s use of the Premises.  Tenant expressly waives the benefits of any statute now or hereafter in effect which would otherwise afford Tenant the right to make repairs at Landlord’s expense or to terminate this Lease because of Landlord’s failure to keep the Premises in good order, condition and repair.  Other than as specifically provided in this Section 7.02, Landlord shall not be obligated to make any repairs or improvements of any kind, in, upon, about, or to the Premises or the Property.

(b) Landlord shall not be in breach of its obligations under this Article unless Landlord fails to make repairs or perform maintenance which it is obligated to perform hereunder and such failure persists for an unreasonable time after written notice of the need for such repairs or maintenance is given to Landlord by Tenant.  Nor shall Landlord be liable for injury to persons or loss of or damage to fixtures, equipment or other personal property, unless caused by the Landlords’ intentional act or negligence,resulting from a failure to repair or maintain, unless caused by such failure having persisted for an unreasonable time (after written notice of the need for such repairs or maintenance is given to Landlord by Tenant) and through no fault of Tenant.  In no event shall any such failure to repair or maintain on the part of Landlord be construed as a constructive or actual eviction of Tenant or entitle Tenant to any abatement or reduction of rent.  Landlord shall not be liable for (and Tenant shall not be entitled to any abatement or reduction of rent by reason of) Landlord's failure to furnish any of the foregoing when such failure is caused by shortages, black-outs, accidents, breakage, repairs, strikes, lockouts or other labor disturbances or labor disputes of any character, or by any other cause, similar or dissimilar, beyond the reasonable control of Landlord, nor shall such failure under such circumstances be construed as a constructive or actual eviction of Tenant.

Section 7.03 ALTERATIONS, ADDITIONS, AND FIXTURES

(a) Tenant shall not, without the prior written consent of Landlord, make any alterations, improvements, remodeling or additions to either the interior or exterior of the Premises or to fixtures installed therein, or mark, paint, drill, or in any way deface any portion of the Premises. Landlord may require as a condition and in consideration for such approval that Tenant pay to Landlord a sum equal to Landlord's reasonable expenses incurred in evaluating and approving Tenant's proposed improvements and/or addition, including, but not limited to, architectural and engineering fees.  Landlord shall indicate to Tenant whether Tenant shall be required to remove improvements and alterations it installed and restore Premises to the original conditions upon expiration of the Lease.

(b) No electrical equipment, air conditioning or heating units, or plumbing additions shall be installed, nor shall any changes to the existing Building HVAC, electrical or plumbing systems be made by Tenant without prior written approval of Landlord, which consent shall be subject to Landlord’s sole and absolute discretion.  Landlord reserves the right to designate and/or approve the contractor to be used.  Any permitted installations by Tenant shall be made under Landlord’s supervision.

(c) Tenant shall maintain the Premises in accordance with all federal, state, county and municipal laws and ordinances and with all rules, orders, ordinances, and regulations at any time issued or in force applicable to the Premises and to Tenant's use and occupation thereof, of the federal, state, county and city governments and of each and every department, bureau and official thereof, and the Board of Fire Underwriters.

If a change in such laws or ordinances or additional development in the Property makes necessary improvements, modifications, alterations or additions to the Premises (including, without limitation, the installation of a fire protection system), such improvements, modifications, alterations or additions shall be made at Tenant's sole cost and expense if related to Tenant’s use or occupancy.

(d) Tenant shall repair any damage to the Property caused by Tenant's use or occupancy thereof. Any such repair referred to in this Section 7.03(c) shall be completed by Tenant within fifteen (15) days after notice to Tenant by Landlord. The provisions of this Section 7.03(d) shall survive the expiration of the term hereof.

Section 7.04 CLEANLINESS, WASTE AND NUISANCE

Tenant shall at all times keep the Premises in a neat, clean and sanitary condition, shall neither commit nor permit any waste or nuisance thereon, and shall keep the hallways, walks, service, and loading areas adjacent thereto free from waste and debris.

ARTICLE VIII - INSURANCE AND INDEMNITY

Section 8.01 TENANT INSURANCE

(a) Tenant shall at all times during the term hereof and at Tenant's sole expense, maintain in effect workers' compensation insurance and personal injury liability and property damage liability insurance adequate to protect Landlord and naming Landlord and, if requested by Landlord, Landlord's property management company, as additional insured in the liability contract, against liability for injury to or death of any person or damage to property in connection with the use, operation or condition of the Premises, in an amount not less than $1,000,000 combined single limit coverage, or such higher limit as Landlord may from time to time reasonably designate. In no event shall the limits of said policies be considered as limiting the liability of Tenant under this Lease.

(b) Tenant shall at all times during the term hereof, and at its cost and expense, maintain in effect policies of insurance covering (i) its stock in trade, furniture, fixtures and equipment located on the Premises, in an amount not less than 80% of their actual cash value, providing protection against any peril included within the classification "Fire and Extended Coverage", together with insurance against sprinkler damage, vandalism and malicious mischief. The proceeds of such insurance shall be used to repair or replace, so long as this Lease remains in effect, the stock in trade, furniture, fixtures and equipment so insured.

(c)  If Tenant fails to perform its obligations under this Section 8.01, Landlord may, at its option, obtain such insurance and the cost thereof shall become due and payable by Tenant to Landlord upon demand.

Section 8.02 LANDLORD INSURANCE

(a) Tenant shall pay, as part of Operating Expenses, any and all insurance premiums on the Premises for insurance not hereinabove described including, but not limited to, insurance for fire and extended coverage, vandalism, malicious mischief, sprinkler leakage, plate glass and such other perils or risks, including earthquake and flood, as Landlord may choose to insure, together with insurance for loss of rental resulting from damage to the Premises by an insured peril. In the instance of a claim made by Landlord under any such insurance policy, Tenant shall pay any deductible required thereunder.  Tenant shall reimburse Landlord for Tenant's pro rata share of such premiums and deductibles determined in a manner as is provided in Section 4.03.  Notwithstanding anything to the contrary hereinabove set forth, if Tenant’s specific use of the Premises increases the premiums for the insurance hereinabove referred to over that charged for normal office uses, then Tenant shall also be responsible for the full amount of such increase in premiums as such amount shall be reasonably determined by Landlord’s insurance broker.

Section 8.03 INSURANCE POLICIES

All insurance required to be carried by Tenant hereunder shall be written by companies, on forms and with loss payable clauses satisfactory to Landlord, and copies of policies of such insurance or certificates evidencing such insurance shall be delivered to Landlord by Tenant. Each policy of public liability insurance required pursuant to this Article VIII shall be primary and non-contributing with the insurance carried by Landlord. No such policy shall be subject to cancellation, termination or material adverse change except after not less than ten (10) days prior written notice to Landlord.

Section 8.04 WAIVER

Except for any cause proved by Tenant to be the proximate result of Landlord's negligence, Tenant hereby waives any and all rights to recovery against Landlord or against any other tenant or occupant of the Property or against the officers, employees, agents, representatives, customers and visitors of Landlord or of such other tenant or occupant of the Property, for loss or damage to Tenant, or any person claiming through Tenant or to its property or the property of others under its control, arising from any cause required to be insured against by Tenant under this Lease. Tenant shall obtain and furnish evidence to Landlord of waiver by Tenant's insurance carrier of any such right of subrogation.

Section 8.05 INDEMNITY

Except for claims proved by Tenant to have been caused solely by Landlord's negligence, Tenant shall indemnify, defend, protect and hold harmless Landlord against and from any and all claims arising from Tenant's use of the Premises or from the conduct of its business or from any activity, work or other things done, permitted or suffered by the Tenant in or about the Premises, and shall further indemnify, protect, defend and hold harmless Landlord against and from any and all claims arising from any breach or default in the performance of an obligation on Tenant's part to be performed under the terms of this Lease, or arising from any act or negligence of the Tenant, or any officer, agent, employee, guest, or invitee of Tenant, and from all costs, attorney's fees, and liabilities incurred in or about the defense of any such claim or any action or proceeding brought thereon and in case any action or proceeding be brought against Landlord by reason of such claim, Tenant upon notice from Landlord shall defend the same at Tenant's expense by counsel reasonably satisfactory to Landlord.

Any indemnity, protection, defense or hold harmless provision in this Lease for the benefit of Landlord shall extend to the benefit of the partners, shareholders, affiliates, directors, officers, employees, agents, contractors, assigns and any successors to Landlord's interest in the Property.

Section 8.06 EXEMPTION OF LANDLORD

Except for claims proved by Tenant to have been caused solely by Landlord's negligence Landlord shall not be liable for injury or damage which may be sustained by the person, goods, wares, or property of Tenant, its employees, invitees or customers or any other person in or about the Premises caused by or resulting from any accident or occurrence in, on or about the Property including, but not limited to, injury or damage caused by or resulting from Landlord's failure to make repairs, or injury or damage from fire, steam, electricity, gas, water or rain which may leak or flow from or into any part of the Premises, or from the breakage, leakage, obstruction or other defects of the pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures of the same, whether said damage or injury results from conditions arising upon the Premises or upon other portions of the Property of which the Premises are a part, or from other sources. Landlord shall not be liable for any damage arising from any act or neglect of any other tenant or for any latent defect in the Property.

Furthermore, Landlord shall not be liable in damages or otherwise for any failure, interruption or inadequacy of any utility service being furnished on the Premises and no such failure, interruption or inadequacy shall entitle Tenant to terminate this Lease.

ARTICLE IX - REPAIRS AND RESTORATION

Section 9.01 MINOR INSURED DAMAGE

Subject to the provisions of Section 9.03, if at any time during the term hereof the Premises are damaged and such damage is not "substantial", as that term is defined in Section 9.05(a), and such damage was caused by an insured casualty, then Landlord shall promptly repair such damage, and this Lease shall continue in full force and effect, unless such damage was caused by Tenant's negligent or willful act or omission, in which event Tenant shall promptly repair such damage,

Section 9.02 UNINSURED DAMAGE OR INSURED SUBSTANTIAL DAMAGE

Subject to the provisions of Section 9.03, if at any time during the term hereof the Premises, the Building or the Property are damaged and (i) such damage is "substantial", as that term is defined in Section 9.05(a), and such damage was caused by an insured casualty, or (ii) regardless whether such damage is substantial as so defined, such damage was caused by a casualty not insured against by Landlord, then Landlord may, at its option, either (a) repair such damage at Landlord's expense, in which event this Lease shall continue in full force and effect, or (b) cancel and terminate this Lease as of the date that Tenant vacates the Premises, unless such damage was caused by Tenant's negligent or willful act or omission, in which event Tenant shall promptly repair such damage

Section 9.03 DAMAGE NEAR END OF TERM

Notwithstanding anything to the contrary contained in this Article IX, if the Premises, the Building, or the Property are destroyed or damaged during the last [two] years of the Term of this Lease, or any extension thereof, Landlord may, at its option, cancel and terminate this Lease as of the date of occurrence of such damage by giving written notice to Tenant of its election to do so within thirty (30) days after the date of occurrence of such damage. Notwithstanding the foregoing, if Landlord elects to terminate the Lease but the cost to repair such damage does not exceed [$30,000.00], then Tenant, within thirty (30) days after receiving Landlord's notice to terminate, may elect to repair the damage in which case Tenant shall notify Landlord and shall commence the repair within a reasonable time thereafter and diligently prosecute the same to completion, in which case the Lease shall continue in full force and effect.

Section 9.04 CONTINUED OPERATION BY TENANT

If the Premises are destroyed or damaged and Landlord repairs or restores them pursuant to the provisions of this Article IX, Tenant shall continue the operation of its business in the Premises to the extent reasonably practicable from the standpoint of prudent business management. There shall be no abatement of any rent payable hereunder, and Tenant shall have no claim against Landlord for any damage suffered by Tenant by reason of any damage, destruction, repair or restoration of the Premises, the Building, or the Property. Landlord shall not be required to make repairs or replacements to Tenant's leasehold improvements, fixtures or personal property. Upon completion of such repair or restoration, Tenant shall promptly refixture the Premises substantially to the condition prior to the casualty and shall reopen for business if closed by the casualty.

Section 9.05 DEFINITIONS

(a) For the purpose of this Article IX, "substantial" damage shall be deemed to be damage to either (i) the Premises wherein the cost of repair as estimated by Landlord exceeds 10% of the estimated replacement cost of such Premises, (ii) the Building wherein the cost of repair as estimated by Landlord exceeds 10% of the estimated replacement cost of the Building, or (iii) the Property, wherein the cost of repair as estimated by Landlord exceeds 10% of the estimated replacement cost of the Property.

(b) The determination in good faith by Landlord of the estimated cost of repair of any damage or of the estimated replacement cost of any damaged improvements shall be conclusive for the purpose of this Article IX

ARTICLE X - ASSIGNMENT AND SUBLETTING

Section 10.01 LANDLORD'S RIGHTS

(a)   Tenant shall not, either voluntarily or by operation of law, assign, sell, encumber, pledge or otherwise transfer all or any part of Tenant's leasehold estate hereunder, or permit the Premises to be occupied by anyone other than Tenant or Tenant's employees, or sublet the Premises or any portion thereof, without Landlord's prior written consent in each instance. Landlord's consent shall not be unreasonably withheld, except that Landlord shall have the right to disapprove any subdivision of the Premises into separate units.

(b)  Each of the following conditions shall apply to any proposed assignment or sublease: (i) the occupancy resulting therefrom shall not violate any rights theretofore given to any other tenant of the Property; (ii) substantially the same or higher quality, financial soundness and business experience of ownership and management shall be maintained and furnished in a manner compatible with the high standards contemplated by this Lease; (iii) each and every covenant, condition or obligation imposed upon Tenant by this Lease and each and every right, remedy or benefit afforded Landlord by this Lease, shall not be impaired or diminished; (iv) Tenant shall assign and pay to Landlord 50% of all subrent paid by the sublessees which are in excess of the sum of Monthly Base Rent and Monthly Estimated Charges (measured on a per Rentable Square Foot basis) provided to be paid by Tenant hereunder; (v) the form and content of the documentation evidencing such assignment or sublease is subject to Landlord's approval; and (vi) such assignment or sublease shall be executed and a copy fully executed and delivered to Landlord promptly after Landlord has given its consent to same.

 (c)  Landlord may collect rent from the assignee, subtenant, occupant or other transferee, and apply the amount so collected, first to the Monthly Base Rent and Monthly Estimated Charges due, then to any other Rental due and refund the balance (if any) to Tenant, but no such assignment, subletting, occupancy, transfer or collection shall be deemed a waiver of Landlord's rights under this Section 10.01 or the acceptance of the proposed assignee, subtenant, occupant or transferee, or a release of Tenant from the further performance of the covenants obligating Tenant under this Lease.

 (d)  Tenant shall not be in default under this Lease as of the effective date of the assignment or sublease.

 (e)   Consent by Landlord to one or more assignments of this Lease or to one or more sublettings of the Premises shall not be deemed to be a consent to any subsequent assignment or subletting.

 (f)    Any assignment or subletting without Landlord's consent shall be void and shall, at the option of Landlord, constitute a default under the terms of this Lease.

(g)    The voluntary or other surrender of this Lease by Tenant or a mutual cancellation hereof shall not work a merger, and shall, at the option of Landlord, terminate all or any existing subleases or subtenancies or shall operate as an assignment to Landlord of such subleases or subtenancies.

(h)    If Tenant is a corporation which, under the then-current guidelines, is not deemed a public corporation, or is an unincorporated association or partnership, the transfer, assignment or hypothecation of any stock or interest in such corporation, association or partnership in the aggregate in excess of 25% shall be deemed an assignment within the meaning and provisions of this Article.

(i)     Notwithstanding anything to the contrary contained in this Lease, without being released of any liability and performance under the Lease, and without being subject to any assignment or subletting profit splitting, Tenant shall have the right, during the Lease Term, to sublease or assign all or any portion of the Premises, upon written notice to Landlord, to any one of the following entities provided such entity meets Landlord’s credit standards: (i) a subsidiary, affiliate or parent of Tenant or any other entity which controls, is controlledby, or is under common control with Tenant; (ii) a successor entity to Tenant resulting from merger, consolidation, or non-bankruptcy reorganization; or (iii) a purchaser of all or substantially all of Tenant’s stock or assets.

(j)     Neither this Lease nor any interest in this Lease shall be assignable or transferable by operation of law, and if any proceeding under the Bankruptcy Act, or any amendment thereto or chapter thereunder, be commenced by or against Tenant (or should Tenant be a partnership or consist of more than one person, then any partner or such person) or if Tenant be adjudged insolvent, or make an assignment for the benefit of creditors, or if a writ of attachment or execution be levied on the leasehold estate created by this Lease, or if a receiver is appointed in any proceeding or action to which Tenant is a party, with authority to take possession or control of the Premises or the business conducted on the Premises by Tenant, this Lease, at the option of Landlord, shall immediately terminate and shall not be treated as an asset of Tenant after the exercise of Landlord's option, and Tenant shall have no further rights under this Lease, and Landlord shall have the right, after the exercise of its option, to terminate the Lease as provided in this Section 10.01, and to forthwith re-enter and repossess itself of the Premises.

(k)    Tenant agrees to indemnify, defend, protect and hold harmless Landlord with respect to all costs, claims (including attorney's fees expended by Landlord in connection with any such claim) and liability for compensation claimed by any broker or agent employed by Tenant in connection with any assignment, subletting or other transfer of Tenant's interest under the Lease.

Section 10.02 NO RELEASE OF TENANT

No subletting or assignment, even with the consent of Landlord, shall relieve Tenant of its obligation to pay the Rental and to perform all of the other obligations to be performed by Tenant hereunder. The acceptance of rent by Landlord from any person shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any assignment or subletting.

ARTICLE XI - EMINENT DOMAIN

Section 11.01 ENTIRE OR SUBSTANTIAL TAKING

If more than 20% of the Building or more than 20% of the balance of the Property shall be taken under the power of eminent domain, this Lease shall terminate as of the date on which the condemning authority takes possession.

Section 11.02 PARTIAL TAKING

If any taking under the power of eminent domain does not result in a termination of this Lease pursuant to Section 11.01, Landlord, at its option, may terminate this Lease as of the date on which the condemning authority takes possession. If Landlord shall not so terminate this Lease, then the monthly base rent and all Rental amounts due under this Lease payable hereunder shall be reduced, effective as of the date on which the condemning authority takes possession, in the same proportion which the rentable floor area of the portion of the Premises taken bears to the rentable floor area of the entire Premises prior to the taking. Landlord shall promptly restore the portion of the Premises not so taken to as near its former condition as is reasonably possible, and this Lease shall continue in full force and effect.

Section 11.03 AWARDS

Any award for taking of all or any part of the Premises under the power of eminent domain shall be the property of Landlord, whether such award shall be made as compensation for diminution in value of the leasehold or for taking of the fee. Nothing contained herein, however, shall be deemed to preclude Tenant from obtaining, or to give Landlord any interest in, any award to Tenant for loss of or damage to Tenant's trade fixtures and removable personal property, or preclude Tenant from prosecuting a claim against the taking authority for an amount separately designated for Tenant’s relocation expenses or the interruption of or damage to Tenant’s business.

Section 11.04 SALE UNDER THREAT OF CONDEMNATION

A sale by Landlord to an authority having the power of eminent domain, either under threat of condemnation or while condemnation proceedings are pending, shall be deemed a taking under the power of eminent domain for all purposes under this Article XI.

ARTICLE XII – CONDUCT OF BUSINESS BY TENANT

Section 12.01 USE OF PREMISES

Tenant is granted the non-exclusive right to use the Premises solely for the purposes specified in the Lease Summary Provisions and for no other purposes  without the prior written consent of Landlord. Tenant shall devote the entire Premises to such use.   Tenant shall have the right to change the name under which it operates by giving written notice to Landlord.

Section 12.02 RESTRICTIONS ON USE

Tenant shall comply promptly with all applicable statutes, ordinances, rules, regulations, restrictions, orders and requirements relating to the use of the Premises. Tenant shall not use or permit the use of the Premises in any manner that will tend to create a nuisance or tend to disturb other tenants or occupants of the Property or tend to injure the reputation of the Property. Tenant shall not sell, exhibit or display any immoral or pornographic materials, goods or services in or on the Premises. Landlord shall, in its sole discretion, determine whether such materials, goods or services are immoral or pornographic in nature.

Landlord may, without liability therefore or notice to Tenant, remove any item placed, constructed or maintained by Tenant upon or outside of any roof, wall or window of the Premises or the Property, or in the hallways or Common Areas of the Property, unless such item has been previously consented to in writing by Landlord.

Tenant shall comply at all times with any Rules and Regulations and such amendments and modifications thereof and additions thereto as Landlord may from time to time reasonably adopt for the safety, care and cleanliness of the Property or the preservation of good order therein. Landlord shall not be liable to Tenant for the failure of any tenant or other person to comply with such Rules and Regulations, provided Landlord takes reasonable action to compel such tenant or person to comply upon Landlord gaining knowledge of such noncompliance.

Tenant shall not use the Premises or any part thereof for any purpose or occupancy which will exceed the parking requirement beyond City parking ratio for general office use or increase the existing rate of insurance upon the Premises or the Property or cause the cancellation of any insurance policy covering the Premises or the Property, nor shall Tenant keep or permit to be kept or used in or about the Premises any article which may be prohibited by standard fire insurance policies.  Failure by Tenant to comply with any of these provisions shall constitute a Tenant default as stipulated in Section 13.01 of the Lease.

Section 12.03 HAZARDOUS MATERIALS

(a) Tenant shall at all times and in all respects comply with all federal, state and local laws, ordinances, licenses, permits, rules and regulations, relating to industrial hygiene, environmental protection or the use, analysis, generation, manufacture, storage, disposal or transportation of any hazardous, toxic, contaminated, polluting or regulated or monitored materials, substances or wastes (collectively, "Hazardous Materials").

Tenant shall not use, generate, store, transport, handle or dispose of any Hazardous Materials in or about the Property, except any general supplies typically used in the ordinary course of the business permitted under the use provision of this Lease, such as copier toner, liquid paper, glue, ink, and cleaning solvents, for use and storage in the manner for which they were designed, in such amounts as may be normal for the business operations conducted by Tenant on the Property and in accordance with all laws, ordinances, licenses, permits, rules and regulations.

(b) Tenant shall, at its own expense, cause any and all Hazardous Materials it causes to be in, on, under or about the Premises to be removed from the Premises and transported solely by duly licensed haulers to duly licensed facilities for final disposal of such materials and wastes. Tenant shall in all respects handle, treat, deal with and manage any and all Hazardous Materials, in, on, under or about the Premises in total conformity with all applicable Hazardous Materials laws and prudent industry practices regarding management of such Hazardous Materials. Upon expiration or earlier termination of the term of this Lease, Tenant shall cause all Hazardous Materials to be removed from the Premises and transported for use, storage or disposal in accordance and compliance with all applicable Hazardous Materials laws.

(c) Tenant shall immediately notify Landlord in writing of. (i) any enforcement, cleanup, removal or other governmental or regulatory action instituted, completed or threatened pursuant to any Hazardous Materials laws; (ii) any claim made or threatened by any person against Tenant, the Premises or the Property relating to damage, contribution, cost recovery compensation, loss or injury resulting from or claimed to result from any Hazardous Materials; and (iii) any reports made to any environmental agency arising out of or in connection with any Hazardous Materials in or removed from the Premises or the Property, including any complaints, notices, warnings or asserted violations in connection therewith. Tenant shall also supply to Landlord within five business days, after Tenant first receives or sends same, copies of all claims, reports, complaints, notices, warnings, or asserted violations, relating in any way to the Premises, the Property or Tenant's use thereof. Tenant shall promptly deliver to Landlord copies of hazardous waste manifests reflecting the legal and proper disposal of all Hazardous Materials removed from the Premises.

(d) Tenant shall indemnify, defend, protect, and hold Landlord, free and harmless from and against any and all claims, liabilities, penalties, forfeitures, losses or expenses (including attorney's fees), or death of or injury to any person or damage to any property whatsoever, arising from or caused in whole or in part, directly or indirectly, by: (i) the presence in, on, under or about the Premises or the Property, of any Hazardous Materials brought or caused or permitted to be brought by Tenant onto or into the Premises or the Property; (ii) Tenant's use, storage, transportation, disposal, release, threatened release, discharge or generation of Hazardous Materials to, in, on, under, about or from the Premises or the Property; or (iii) Tenant's failure to comply with any Hazardous Materials law. Tenant's obligations under this Section 12.03 shall survive the expiration or earlier termination of the term of this Lease. For purposes of the indemnity provisions of this Section 12.03 (d), any acts or omissions of Tenant, or by employees, agents, subtenants, assignees, contractors of tenant, or others acting for or on behalf of Tenant (whether or not they are negligent, intentional, willful or unlawful) shall be strictly attributable to Tenant.

(e) Other tenants of the Property may be using, handling or storing certain Hazardous Materials in connection with such tenants' use of their premises. The failure of another tenant to comply with applicable laws and procedures could result in a release of Hazardous Materials and contamination to improvements within the Property or the soil and ground water thereunder. In the event of such release, the tenant which is responsible for the release, and not Landlord, shall be solely responsible for any claim, damage or expense incurred by Tenant by reason of such contamination. Tenant waives any right it may have under California Civil Code Section 1542 to later assert that the foregoing release does not cover unknown claims.

(f) Landlord shall have the absolute right to disapprove any proposed sublease or Lease assignment, if, in Landlord's determination, the proposed assignee's or sublessee's activities in or about the Property may involve the use, generation, storage, transportation, handling or disposing of Hazardous Materials.

(g) The obligations of Tenant under this Section 12.03 shall survive the expiration or earlier termination of the Lease without any limitation, and shall constitute obligations that are independent and severable from Tenant's covenants and obligations to pay Rental under the Lease.

Section 12.04 ADA

Landlord represents that, as of the Rent Commencement Date, it has not received any notices requiring alterations to the Premises or the Building to comply with the Americans with Disabilities Act (“ADA”) regulations.  Landlord and Tenant hereby agree to allocate and be responsible for duties and liabilities under the Americans With Disabilities Act, as amended from time to time ("ADA") with respect to the Premises and the Property as set forth in this Section 12.04. All quoted terms shall have the meaning set forth in the ADA. Tenant shall immediately notify Landlord at such time as Tenant is or becomes a "public accommodator" with respect to the Premises ("Notice"). Upon receipt of Notice, Landlord shall comply with Subchapter III of the ADA with respect to providing access to, but not within: (i) the Premises to the extent such compliance is "readily achievable" and except for Major Accommodations (defined below); and (ii) within the Common Areas of the Property. Tenant shall comply with all other obligations and aspects of the ADA, including without limitation: (i) the interior of the Premises, (ii) the exterior of the Premises as a result of changes from Tenant's initial use of the Premises, (iii) all provisions of the ADA not relating to the facilities of public accommodation, including without limitation, ADA Subchapters I and 11 and (iv) any improvements or alterations costing in the aggregate in excess of $10,000 ("Major Accommodation"). Landlord and Tenant each indemnifies, defends, protects and holds harmless the other party and its owners, agents, employees and affiliates from any cost, loss or liability arising out of a breach of the indemnitor's obligations in this Section 12.04. All costs incurred by Landlord hereunder shall constitute Operating Expenses, as defined in Section 4.01.

Within ten (10) days after receipt Tenant shall advise Landlord in writing, and provide copies of: (i) any notices alleging violation of the ADA; (ii) any claims made or threatened in writing regarding noncompliance with the ADA, or (iii) any governmental or regulatory actions or investigations instituted or threatened regarding noncompliance with the ADA and relating to any portion of the Premises or the Property

ARTICLE XIII - DEFAULTS AND REMEDIES

Section 13.01 DEFAULTS

The occurrence of any one or more of the following events shall constitute a default hereunder by Tenant:

(a)     The vacation or abandonment of the Premises by Tenant and nonpayment of rent obligations by Tenant.

(b)     The failure by Tenant to make any payment of Rental required to be made by Tenant hereunder, as and when due, except that Tenant shall be entitlted to one (1) written notice of delinquency per calendar year, and the failure by Tenant to pay Rental within ten (10) days after Tenant’s actual receipt of such written notice shall constitute a default.

(c)      The failure by Tenant to observe or perform any of the other covenants or conditions of this Lease to be observed or performed by Tenant.

(d) (i) The making by Tenant of any assignment or arrangement for the benefit of creditors; (ii) the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy; (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease; or (iv) the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease.

(e)     Any attempted or involuntary transfer of Tenant's interest in this Lease without Landlord's prior written consent, as set forth more specifically in Section 10.01 of this Lease.

(f)      The discovery by Landlord that any warranty, representation or financial statement given to Landlord by Tenant, any assignee, subtenant or successor in interest of Tenant, or any guarantor of Tenant's obligations hereunder, was materially false.

(g)     The violation by Tenant of its restrictions as to use of the Premises, as set forth in Article XII of this Lease.

Notwithstanding the above, Tenant shall be entitled to cure a monetary default within ten (10) calendar days and a nonmonetary default within thirty (30) days after written notice of such default from Landlord ("Default Notice"). The thirty (30) day cure period for nonmonetary defaults can be extended if the cure cannot reasonably be accomplished  within that time frame, and Tenant has commenced work to effect the cure and is diligently pursuing it to its completion.  Delivery of notice pursuant to Section 1161 or successor sections of the California Code of Civil Procedure ("UD Notice") shall also constitute a Default Notice. If the above cure period exceeds that required by Section 1161 or successor sections of the California Code of Civil Procedure, then the cure period under Section 1161 or successor sections of the California Code of Civil Procedure shall be deemed to expire as of the end of such cure period.  Notwithstanding any provisions of this Lease to the contrary, UD Notices or similar demand notices may be delivered in any manner consistent with the California Code of Civil Procedure.

Section 13.02 REMEDIES

(a)         In the event of any default by Tenant as defined herein, Landlord may exercise the following remedies:

(i)           Landlord may continue this Lease in full force and not terminate Tenant's right to possession or such other rights as are provided for in this Lease or are permitted by law.

(ii)           Landlord may terminate this Lease by express written notice to Tenant of its election to do so. In the event of such termination, or a termination by operation of law, Landlord shall be entitled to recover from Tenant:

(1)           the worth at the time of the award of the unpaid rental which has accrued prior to the date of termination; and

(2)           the worth at the time of the award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; and

(3)           the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided (and the parties expressly acknowledge that this provision is intended to comply with California Civil Code Section 1951.2(c)(1)); and

(4)           such expenses as Landlord may incur in recovering possession of the Premises, placing the same in good order and condition and altering or repairing the same for reletting, all other expenses, commissions and charges incurred by Landlord in exercising any remedy provided herein or as a result of any default by Tenant hereunder, and any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform Tenant's obligations under the Lease or which in the ordinary course of things would be likely to result therefrom.

Landlord and Tenant expressly acknowledge that as used in this Article XIII, the terms "rent" and "rental" mean "Rental" as defined in Section 3.03(a). The "worth at the time of award" of the amounts referred to in subsections (1) and (2) is computed by allowing interest at the lower of 7% per annum or the highest rate allowed by law. The worth at the time of award of the amount referred to in subsection (3) is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus 1 per cent.

(iii) Landlord has the remedy described in California Civil Code Section 1951.4 (Landlord may continue the Lease in effect after Tenant's breach and abandonment and recover rent as it becomes due) and Tenant expressly agrees and acknowledges that any and all limitations in this Lease to Tenant's sublease and assignment rights are reasonable.

(iv) Landlord may exercise any other remedy or right now or hereafter available to a landlord against a defaulting tenant under the laws of the governing jurisdiction and not otherwise specifically reserved herein, including self-help, if and as permitted under State law.

(b) Landlord shall be under no obligation to observe or perform any covenant of this Lease on its part to be observed or performed which accrues after the date of any default by Tenant hereunder.

(c) In any action of unlawful detainer commenced by Landlord against Tenant by reason of any default hereunder, the fair rental value of the Premises for the period of the unlawful detainer shall be deemed to be the greater of (i) the amount of monthly minimum rent, or (ii) the fair rental value, plus (iii) additional rent and other charges reserved in this Lease for such period or the comparable period of the preceding year.

(d) Tenant hereby waives any right of redemption or relief from forfeiture under the law of the governing jurisdiction, or under any other present or future law, if Tenant is evicted or Landlord takes possession of the Premises by reason of any default by Tenant hereunder.

(e) The various rights and remedies reserved to Landlord herein, including those not specifically described herein, shall be cumulative, and, except as otherwise provided by statutory law in force and effect at the time of the execution hereof, Landlord may pursue any or all of such rights and remedies, whether at the same time or otherwise.

(f) One or more waivers by Landlord of any breach or default shall not be a waiver of any other breach or default of the same or any other provision. Landlord's consent to or approval of any act by Tenant requiring Landlord's consent or approval shall not be deemed to waive or render unnecessary Landlord's consent to or approval of any subsequent similar act by Tenant.

(g) The receipt by Landlord of any rent or payment with or without knowledge of the breach of any other provision hereof shall not be deemed a waiver of any such breach; provided, however, the receipt and acceptance by Landlord of any delinquent rent and/or other sum which may be due hereunder shall constitute a waiver of said breach of timely payment for the item for which the payment involved was applied (but not as to any other breach), and no waiver by Landlord of any sum due hereunder or any provision hereof shall be deemed to have been made unless expressed in writing and signed by Landlord.

(h) No delay or omission in the exercise of any right or remedy accruing to Landlord upon any breach by Tenant under this Lease shall impair such right or remedy or be construed as a waiver of any such breach theretofore or thereafter occurring.

 (i) In any action commenced by Landlord against Tenant by reason of any default hereunder, each and every person and/or entity executing this Lease as Tenant, appoints as their agent each and any other person and/or entity executing this Lease, for purposes of service of process of any complaint or other moving or responding paper, provided that such person is employed by Tenant at the time of service of process upon Tenant.

Section 13.03 DETERMINATION OF RENT

For the purposes of this Article XIII, the rent due for any calendar month after re-entry by Landlord shall be deemed to be the contract Monthly Base Rent and Estimated Charges and any other Rental, which shall have been payable pursuant to this Lease for the 12-month period immediately prior to such re-entry or for such shorter period of time as this Lease shall have been in effect.

Section 13.04 DEFAULT BY LANDLORD

(a) Landlord shall not be deemed to be in default in the performance of any obligation required to be performed by it hereunder unless and until it has failed to perform such obligation within thirty (30) days after written notice by Tenant to Landlord specifying wherein Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be deemed to be in default if it shall commence such performance within such 30-day period and thereafter diligently prosecute the same to completion.

(b) Tenant acknowledges and agrees that in the event of a Landlord default, Tenant's sole and exclusive remedy shall be to seek monetary damages. Without limitation, Tenant expressly waives all other remedies, including without limitation: specific performance, injunction, any right to terminate the Lease for any reason whatsoever (including without limitation California Civil Code Sections 1932(2), 1933(4) and 1941 or any other current or future law), any statutory, legal or equitable self help remedy (including without limitation California Civil Code Section 1942 or any other current or future law). Further, except for an early termination pursuant to Section 11.01, Tenant waives any and all rights to terminate this Lease prior to the end of the term for any reason whatsoever, including without limitation),the damage or destruction of any or all of the Premises.

Section 13.05 EXPENSE OF LITIGATION

If either party incurs any expense, including reasonable attorney's fees, in connection with any action or proceeding, including declaratory relief, instituted by either party by reason of any default or alleged default of the other party hereunder, the party prevailing in such action or proceeding shall be entitled to recover its reasonable expenses from the other party.

If any party files for protection under, or voluntarily or involuntarily becomes subject to, any chapter of the United States Bankruptcy Code or similar state insolvency laws, any other party shall be entitled to any and all reasonable attorneys' fees, accountants' fees, expert witness fees, and any and all other similar fees, costs and expenses incurred to protect such party's interest and other rights under this Lease whether or not such action results in a discharge.

ARTICLE XIV - COMMON AREAS

Section 14.01 DEFINITION

All areas within the exterior boundaries of the Property which are neither (i) areas occupied by buildings, nor (ii) areas designated by Landlord for the exclusive use of a particular tenant or tenants, shall be deemed "Common Areas." Landlord may make changes at any time and from time to time in the size, shape, location, number or extent of the Common Areas.

Section 14.02 USE OF COMMON AREAS

Tenant and its employees and invitees shall be entitled to the non-exclusive use of the Common Areas during the Lease term, in common with Landlord and with other tenants and persons authorized by Landlord from time to time to use such areas, subject to such reasonable Rules and Regulations relating to such use as Landlord may from time to time establish.

Section 14.03 CONTROL BY LANDLORD

(a) Landlord directly or by contract shall operate, manage, equip, light, repair, replace, clean and maintain the Common Areas in such manner as Landlord may in its sole discretion determine to be appropriate. Landlord may temporarily close any portions of the Common Areas for repairs or alterations, to prevent a dedication thereof or the accrual of prescriptive rights therein, or for any other reason deemed sufficient by Landlord.

(b) Landlord shall at all times during the term of this Lease have the sole and exclusive control of the automobile parking areas, driveways, entrances and exits, and the sidewalks and pedestrian passageways and other Common Areas, and may at any time and from time to time during the term hereof restrain any use or occupancy thereof except as authorized by the rules and regulations for the use of such areas established by Landlord from time to time. The rights of Tenant in and to the Common Areas shall at all times be subject to the rights of Landlord, the other tenants of Landlord and other owners of portions of the Property to use the same in common with Tenant, and Tenant shall keep said areas free and clear of obstructions created or permitted by Tenant or resulting from Tenant's operation. If in the opinion of Landlord, unauthorized persons are using any of said areas by reason of the presence of Tenant in the Property, Tenant, upon demand of Landlord, shall restrain such unauthorized use by appropriate proceedings. Nothing herein shall affect the right of Landlord at any time to remove any such unauthorized person from the Common Areas or to prohibit the use of any said areas by unauthorized persons.

(c) Tenant shall have no right to approve the development or redevelopment of the Property nor the location of other tenants in the Property. Tenant acknowledges that Landlord may not now or in the future own the entire property consisting of the Property and Tenant agrees to waive any violation or breach of this Lease occurring by virtue of any act or omission to act with respect to property not owned by Landlord. In the event of any such violation or breach, Tenant agrees that it shall not attempt to cancel this Lease, reduce or abate its Rental or pursue any other potential remedy against Landlord.

Section 14.04 COMMON AREA EXPENSES

Tenant shall pay to Landlord, as part of Operating Expenses as provided in Article IV, Tenant's proportionate share of all costs and expenses incurred by Landlord in excess of Base Year costs as provided in the Lease Summary Provisions in the operation, maintenance, replacement and repair of the Common Areas during the term of this Lease.

ARTICLE XV – ENVIRONMENTAL PROTECTION EXPENSES

If, at any time during the term of this Lease, a law, regulation, or rule is adopted by any governmental authority requiring that monitoring equipment measuring air, soil or groundwater quality be installed in the Property, Tenant shall pay to Landlord upon demand, its pro-rata share of the cost, maintenance and operating expense of such equipment, determined in the same manner as is provided in Section 4.03 of this Lease. Additionally, if in the same manner there is similarly required extraordinary waste disposal facilities or equipment or modifications to existing waste treatment facilities and equipment of the Property, Tenant shall pay to Landlord upon demand its pro rata share of the cost, maintenance, and operating expense thereof calculated in accordance with Section 4.03 of this Lease as hereinabove set forth. Tenant shall extend to Landlord reasonable rights of entry to the Premises for purposes of testing air, soil or groundwater quality as may be required. Tenant acknowledges that Landlord may be required from time to time by governmental authority to reduce the energy consumption of the Property, to modify or restrict the hours of operation of Tenant's business, to limit access to the Property or to reduce the number of parking spaces available for Tenant's customers and other limiting actions, all of which actions shall be binding on Tenant if enacted or enforced by Landlord in accordance with the requirements of a governmental authority. No such action on the part of the Landlord shall be deemed to be a breach by Landlord of its obligations under this Lease. This section shall not in any way limit any right given Landlord under any other section of this Lease.

ARTICLE XVI – SIGNS AND LIGHTING

Section 16.01 SIGNAGE, LIGHTING

Tenant shall not, without Landlord's prior written consent, (a) install or affix any signs, exterior lighting or plumbing fixtures, shades, awnings or exterior decorations (including exterior painting); (b) solicit business in the Common Areas; or (c) distribute any handbills or other advertising matter in the Common Areas.

ARTICLE XVII - MISCELLANEOUS

Section 17.01 ESTOPPEL CERTIFICATE

(a) Tenant shall, from time to time, and within ten (10) days after receipt of written notice from Landlord, execute, acknowledge and deliver to Landlord a statement in writing in a form provided by Landlord (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the dates to which the monthly base rent and additional rent charges are paid in advance, if any, (ii) verifying the commencement and termination dates of this Lease, (iii) acknowledging that there are not, to the best of Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults, if any, as are claimed, and (iv) that Tenant has paid to Landlord the security deposit set forth in this Lease. (Amy) statement made may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the Property.

(b) Tenant's failure to deliver such statement within such time period shall be conclusive upon Tenant (i) that this Lease is in full force and effect, without modification except as may be represented by Landlord, and that not more than one month's monthly base rent has been paid in advance, (ii) that the commencement and termination dates of this Lease are as represented by Landlord, (iii) that there are no uncured defaults in Landlord's performance, and (iv) that Tenant has paid to Landlord the security deposit set forth in this Lease.

Section 17.02 FINANCIAL STATEMENTS

Tenant has submitted its current financial statement and application, and Tenant certifies the same to be true and correct in all material respects. Tenant shall, at such times as are requested by Landlord, promptly submit to Landlord a current financial statement.

Section 17.03 LANDLORD'S RIGHT OF ACCESS

(a)   Provided it does not materially interfere with Tenant’s use of the Premises or the operation of Tenant’s business, Landlord and its agents shall at any and all times have the right to enter the Premises to inspect the same, to determine whether Tenant is complying with its obligations hereunder, to supply janitorial service and any other service to be provided by Landlord to Tenant hereunder, to post notices of non-responsibility, to exhibit the Premises to prospective purchasers, lenders or ground lessorss of the Property, or to prospective lessees of the Premises, and to alter, improve or repair the Premises and any portion of Building or the Property, without abatement of rent, and may (in connection with any such work) erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed.  Tenant hereby waives any claim for damages for any nonmaterial injury to, inconvenience to, or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby.  For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises, excluding Tenant's vaults and safes, and Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in an emergency, in order to obtain entry to the Premises and/or otherwise, and such entry shall not under any circumstances be construed as a forcible or unlawful entry into, or a detainer of, the Premises, or an actual or constructive eviction of Tenant from the Premises or any portion thereof, or grounds for any abatement or reduction of rent.

 (b)  If Landlord and Tenant have not executed a new lease prior to three months before the termination of the term hereof, and any extension thereto, Landlord shall be permitted to enter the Premises for the purpose of showing the Premises to prospective new tenants.

Section 17.04 HOLDING OVER

If Tenant remains in possession of the Premises or any part thereof after the expiration of the term hereof without the express written consent of Landlord, and notwithstanding that Landlord may accept monthly base rent or additional rent from Tenant, such occupancy shall not be deemed a renewal or extension of this Lease for any term whatsoever or for a month to month tenancy. In such case, Tenant shall become a tenant at sufference. To the extent Tenant occupies the Premises beyond the term of this Lease, Tenant agrees to pay Landlord as rent per day a sum equal to 150% of the monthly base rent per day applicable to the last month of the term hereof, adjusted as provided for herein, together with all other charges payable hereunder, and to otherwise abide by all the terms, covenants and conditions of this Lease applicable to such occupancy. Nothing contained in this Section 17.04 shall be construed as consent to such occupancy. If Tenant fails to surrender the Premises upon the termination of this Lease, Tenant shall indemnify, defend, protect and hold harmless Landlord from loss or liability resulting from such failure, including, without limiting the generality of the foregoing, any claims made by the succeeding tenant arising out of such failure to surrender the Premises.

Section 17.05 RELOCATION OF PREMISES

If the Premises, or if the Premises consist of separate units, then each unit that contains an area of 4,000 square feet or less, Tenant agrees that at any time before or during the term hereof, Landlord shall have the right to relocate the Premises described herein ("existing Premises") to other space ("new Premises") within the Property in accordance with the following terms: (a) the size and decor of the new Premises shall be substantially the same as the size and decor of the existing Premises unless Landlord and Tenant otherwise agree in writing; (b) moving costs, and placement of all Tenant’s trade fixtures, equipment, furniture, furnishings and other personal property belonging to Tenant, and the cost of installing permanent improvements (as distinguished from trade fixtures, equipment, furniture, furnishings and other personal property belonging to Tenant) in the new Premises, so that placement of all Tenant’s trade fixtures, equipment, furniture, furnishings and other personal property belonging to Tenant and the permanent improvements therein are substantially the same or better than those in the existing Premises, shall be borne entirely by Landlord; (c) monthly rent shall abate in full during the period, if any, that Tenant is unable to conduct business in either the existing Premises or the new Premises; (d) indirect costs incurred by Tenant as a result of the relocation, including cost incurred in changing addresses on stationery, business cards and advertising shall be reimbursed to Tenant by Landlord in an amount not to exceed $500 upon presentation to Landlord of paid bills for said incurred indirect costs; (e) Landlord shall give Tenant at least 60 days prior written notice of Landlord's intent to relocate Tenant to the new Premises; (f) the payments of new monthly base rent shall commence on the earlier of ten (10) days after Landlord has completed the physical relocation and installation of permanent improvements in the new Premises or the date that Tenant first opens for business in the new Premises; and (g) Landlord and Tenant shall promptly execute an amendment to this Lease reciting the relocation of the Premises and any changes in the rentable floor area of the Premises, the monthly base rent and additional rent payable hereunder.

Section 17.06 TRANSFER OF LANDLORD'S INTEREST

In the event of any transfer of Landlord's interest in the Premises, Landlord shall be automatically relieved of any and all obligations and liabilities on the part of Landlord accruing from and after the date of such transfer, provided that the Landlord’s successor in interest has agreed in writing to assume each and every obligation of Landlord under the Lease, including those with regard to the security deposit. At such time Landlord shall transfer the portion of the security deposit remaining (after any deductions made pursuant to Section 17.09) to Landlord's successor in interest, and thereafter notify Tenant of such transfer, of any claims made against the security deposit, and of the transferee's name and address, after which Landlord shall be relieved of any further liability with respect to the security deposit.

Section 17.07 BUILDING AND FLOOR AREA

As used in this Lease, “Building” means the building in which the Premises is located. “Rentable Floor Area” shall be calculated in accordance with BOMA standards, and any deductions or exclusions from the floor area for the Premises, the Building or the Property by reason of columns, stairs, elevators, escalators, or other interior construction or equipment shall be made in accordance with BOMA standards.

Section 17.08 SEPARABILITY

Any provision of this Lease which shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision hereof, and such remaining provisions shall remain in full force and effect.

Section 17.09 SECURITY DEPOSIT

(a) Tenant has deposited with Landlord the amount specified in the Lease Summary Provisions, as security for the full and faithful performance of every provision of this Lease to be performed by Tenant. If Tenant defaults with respect to any provisions of this Lease, Landlord may use, apply or retain all or any part of the security deposit for the payment of any rent or other sum in default, or for the payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant's default, or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default including, without limitation, Tenant's failure to comply with its obligation pursuant to Section 17.28 herein. If any portion of said security deposit is so used or applied, Tenant shall, within five days after written demand therefore, deposit cash or letter of credit with Landlord in an amount sufficient to restore the security deposit to its original amount plus any adjustment, and Tenant's failure to do so shall be a material breach of this Lease. Landlord shall not be required to keep the security deposit separate from its general funds, and Tenant shall not be entitled to interest on such security deposit. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the security deposit or any balance thereof shall be returned to Tenant (or, at Landlords' option, to the last assignee of Tenant's interest hereunder) within the period provided in California Civil Code Section 1950.7 or any future law governing security deposits. Nothing contained in this Section 17.09 shall in any way diminish or be construed as waiving any of Landlord's other remedies otherwise set forth in this Lease, or by law or equity.

(b) Tenant acknowledges that upon termination of the Lease, Tenant remains responsible for the payment of the following Rentals which may have accrued since the last payment thereof, but which cannot be determined as of the Lease termination: real estate taxes, insurance premiums, maintenance, repair and service charges, utility costs and common area charges ("Accrued Rentals"), which sums will not have been then determined, liquidated or billed to Tenant; notwithstanding such fact, all Accrued Rentals shall become due and payable upon Lease termination. Within fourteen days of Lease termination, Landlord shall either determine or estimate (which estimate shall be made in Landlord's sole and absolute discretion) all Accrued Rentals and provide Tenant with a final accounting thereof. If Tenant fails to pay such determined or estimated amount, Landlord may deduct such amount from the security deposit.

Section 17.10 LATE CHARGES

Tenant hereby acknowledges that late payment by Tenant to Landlord of Rental due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Landlord by terms of any mortgage or trust deed covering the Premises. Accordingly, if any Rental due from Tenant shall not be received by Landlord or Landlord's designee within five days after said amount is due, then Tenant shall pay to Landlord a late charge equal to 10% of such overdue amount, plus any attorneys' fees incurred by Landlord by reason of Tenant's failure to pay rent and/or other charges when due hereunder. The parties hereby agree that such late charges represent a fair and reasonable estimate of the cost that Landlord will incur by reason of the late payment by Tenant. Acceptance of such late charges by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.

Section 17.11 INTEREST

Unless otherwise specifically provided in this Lease, any sum accruing to Landlord under the terms and provisions of this Lease which shall not be paid when due shall bear interest at the lower of 12% per annum or the highest lawful rate from the date the same becomes due and payable by the terms and provisions of this Lease until paid by Tenant. The highest lawful rate shall be determined as of the 25th day of the month preceding the date when such sum becomes payable.

Section 17.12 TIME OF ESSENCE

Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

Section 17.13 HEADINGS

The article and section captions and the placement of particular provisions under certain Articles or Sections contained in this Lease are for convenience only and shall not be considered in the construction or interpretation of any provision hereof.

Section 17.14 INCORPORATION OF PRIOR AGREEMENTS, AMENDMENTS

This Lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease, and no other agreement or understanding pertaining to any such matter shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest, and this Lease shall not be modified by an oral agreement whether or not supported by new consideration. Tenant acknowledges that in executing this Lease, Tenant is not relying on any representations, oral or written, unless such representations are specifically stated in this Lease.

Section 17.15 NOTICES

Any notice, demand, request, consent, approval or other communication to be given by one party to the other shall be given by personal service, Federal Express or any other similar form of airborne/overnight delivery service, or mailing in the United States mail, addressed to the parties at their respective addresses as follows: (i) if to Tenant, at the address specified in the Lease Summary Provisions or at the Premises, and (ii) if to Landlord, at the address specified in the Lease Summary Provisions. Any such notice shall be deemed given and received: (i) if by mail, upon 3 business days after proper posting in the U.S. mail in California, and (ii) otherwise, upon actual delivery. Either party may, by written notice to the other, specify a different address for that stated in the Lease Summary Provisions, but not the address of the Premises, for notice purposes.

Section 17.16 BROKERS

Tenant warrants that it has had no dealings with any real estate broker or agent in connection with the negotiations of this Lease unless specifically stated to the contrary in the Lease Summary Provisions.

Section 17.17 WAIVERS

No waiver by Landlord of any provision of this Lease shall be effective unless in writing or shall be deemed to be a waiver of any other provision hereof or of any subsequent breach by Tenant of the same or any other provision. Landlord's consent to or approval of any act by Tenant requiring Landlord's consent or approval shall not be deemed to render unnecessary the obtaining of Landlord's consent to or approval of any subsequent act by Tenant, whether or not similar to the act so consented to or approved.

Section 17.18 LIENS

Tenant shall keep the Premises, and the Property in which the Premises are located, free from any liens arising out of any work performed, materials furnished or obligations incurred by Tenant. Landlord may require that Tenant provide to Landlord, at Tenant's sole cost and expense, a lien and completion bond in an amount equal to one and one half times the estimated cost of any improvements, additions, or alterations in the Premises which Tenant desires to make, to insure Landlord against any liability for mechanics' and materialmen's liens and to insure completion of the work.

Section 17.19 SUBORDINATION

This Lease shall be and remain subordinate to any ground lease, mortgage, or deed of trust that may exist or hereafter be placed upon the Property or any part thereof and to any and all advances to be made thereunder and to the interest thereon and to all renewals, replacements and extensions thereof. Tenant shall, upon written demand by Landlord, execute such instruments as may be required at any time and from time to time to evidence the subordination of the rights and interest of Tenant under this Lease to the lien of any such ground lease, mortgage or deed of trust; provided, however, that Tenant shall, if any proceedings are brought for default under such ground lease or for the foreclosure of any such mortgage or deed of trust, attorn to the purchaser upon foreclosure sale or sale under power of sale, or to the ground lessor terminating Landlord's rights as ground lessee, and shall recognize such purchaser or ground lessor as Landlord under this Lease provided that such attornment be conditioned upon the successor in interst assuming each and every obligation of Landlord under the Lease, and, so long as Tenant is not in default hereunder, any such event shall not affect Tenant’s right to occupy the premises nor terminate this Lease.

Section 17.20 SUCCESSORS IN INTEREST

The covenants herein contained shall, subject to the provisions as to assignment and limitation of Landlord liability, apply to and bind the heirs, successors, executors, administrators and assigns of all the parties hereto, and all the parties hereto shall be jointly and severally liable hereunder.

Section 17.21 CALIFORNIA LAW

This Lease shall be construed and enforced in accordance with the laws of the State of California.

Section 17.22 ZONING

Tenant hereby accepts the Premises subject to all applicable zoning, municipal, county and state laws, ordinances, regulations and any changes thereto, governing and regulating the use and occupancy of the Premises.

Section 17.23 DELAYS

Whenever a period of time is provided in this Lease or in any exhibit or rider hereto for Landlord to do or perform any act or thing, Landlord shall not be liable or responsible for nor shall Tenant be excused from performing any obligation hereunder as a result of any delay due to strikes, lockouts, casualties, acts of God, or governmental regulations or control, or other causes beyond the reasonable control of Landlord, and the time for performance specified herein shall be extended for the amount of time Landlord is so delayed. The provisions of this Section 17.23 shall not operate to excuse Tenant from the prompt payment of monthly minimum rent, additional rent or other payments required by the terms of this Lease.

Section 17.24 LIMITATION OF LANDLORD'S LIABILITY

Anything in this Lease to the contrary notwithstanding, Tenant agrees that it shall look solely to the estate and property of Landlord in the land and buildings comprising the Property, subject to prior rights of the holder of any ground lease, mortgage or deed of trust of the Premises, for the collection of any judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default or breach by Landlord with respect to any of the terms, covenants and conditions of this Lease to be observed and/or performed by Landlord, and no other assets of Landlord shall be subject to levy, execution or any procedures as a remedy of Tenant.

Section 17.25 TENANT'S PERFORMANCE

If Tenant shall fail within any time limits which may be provided herein, or in any exhibit hereto, to complete any work or perform any of the requirements provided to be performed by Tenant prior to the Rent Commencement Date, or if Tenant shall cause a delay in the completion of any work, then Landlord shall have the option of terminating this Lease by a written notice of termination and upon forwarding of said notice to Tenant, this Lease shall cease and terminate and all improvements which Tenant may have annexed to the Premises through the date of such termination shall become the property of Landlord.

Section 17.26 WAIVER OF TRIAL BY JURY

To the extent legally possible, the parties hereto waive their right to trial by jury in any action arising out of this Lease.

Section 17.27 TENANT’S PROPERTY AND REPAIR OF PREMISES AT TERMINATION

(a) Upon the expiration of the term of this Lease, or upon any earlier termination thereof, Tenant shall deliver to Landlord all keys for the Premises, the combination of all locks and safes, if any, on the Premises, and surrender the Premises in the same condition, excepting normal wear and tear, as when received, broom clean, and provided that Tenant is not in default, Tenant shall remove, at its own expense, all trade fixtures, equipment, and other personal property ("Tenant's property") which were installed by Tenant or any subtenant, concessionaire or licensee, in or on the Premises.   Lighting fixtures, electrical panels, heat and air conditioning units, wiring and duct work shall be considered property of Landlord, and not Tenant's, unless specifically stated otherwise by Landlord in writing.

 (b) All alterations, improvements, remodeling, additions, or fixtures, other than trade fixtures not permanently affixed to the Premises, which may be made or installed in the Premises and which are attached to the floor, wall or ceiling of the Premises and any floor covering which is cemented or otherwise affixed to the floor of the Premises, shall likewise be the property of Landlord.

(c)  On or before the expiration of this Lease, Tenant shall remove all of Tenant’s personal property and trade fixtures (“Removal”) and repair, at Tenant’s expense, any damage caused by such removal (“Repair”).  If this Lease terminates for any reason prior to its expiration, then Tenant covenants to complete such Removal and Repair on or before such early termination date or within 15 days after such early Lease termination.  Commencing upon Lease expiration or early termination, Tenant shall be deemed to be holding over pursuant to Lease Section 17.04 until the earlier of: (i) Tenant’s completion of such Removal and Repair; or (ii) if Tenant delivers the Notice (defined below), then such period of time (not to exceed 15 days) after receipt of the Notice as may be reasonably required for Landlord to complete such Removal and Repair.  Tenant’s election to deliver the Notice shall not waive Tenant’s obligation to complete such Removal and Repair or to reimburse Landlord for such Removal and Repair; rather it shall serve merely to limit Tenant’s deemed holdover period as provided above.  The term “Notice” means written notice from Tenant to Landlord stating that: (a) Tenant will not complete such Removal and Repair; (b) Tenant acknowledges that Tenant shall remain liable to Landlord for the cost of such Removal and Repair; and (c) Tenant waives any claim to any right, title or interest in the Tenant’s personal property and trade fixtures not previously Removed, which Landlord shall be entitled to keep, sell or dispose of as Landlord sees fit.  Nothing herein shall limit Landlord’s rights pursuant to California law, including without limitation, Civil Code Sections 1965 et seq., 1980 et seq., and 2080 et seq.

Section 17.28 NO WARRANTIES

Tenant acknowledges that neither Landlord nor Landlord's agents or employees have made any representation or warranty as to the suitability of the Premises for the conduct of Tenant's business.

Section 17.29 RECORDING

Neither Tenant nor Landlord shall record this Lease or any memorandum or short form thereof without the prior written consent of the other party. Promptly following the expiration or earlier termination of the term of this Lease, if requested by Landlord, Tenant shall execute, acknowledge and deliver to Landlord a recordable written instrument releasing and quitclaiming to Landlord all right, tide and interest in the Premises by reason of this Lease or otherwise.

Section 17.30 AUTHORITY OF TENANT

If Tenant is a corporation, each individual executing this Lease on behalf of said corporation represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of said corporation, in accordance with the bylaws of said corporation, and that this Lease is binding upon said corporation. If requested by Landlord, Tenant shall deliver to Landlord a certified copy of a resolution of the Board of Directors of Tenant, or Tenant's parent corporation authorizing or ratifying the execution of this Lease.

If Tenant executes this Lease as a partnership, each individual executing this Lease on behalf of said partnership, represents that he or she is a general partner of said partnership, and that this Lease is binding upon said partnership in accordance with its terms.

Section 17.31 NO OPTION TO LEASE

The submission by Tenant of this Lease to Landlord does not constitute a reservation of or option to lease the Premises, and this Lease becomes effective only upon execution by Tenant and Landlord.

ARTICLE XVIII - CONDITION OF PREMISES

Except for any work required of Landlord pursuant to Exhibit "B", Tenant is currently occupying the Premises and agrees to take and accept the Premises in its present "AS IS" condition. All tenant improvements, additions and alterations, with Landlord’s approval, shall be at Tenant's sole cost and expense and Landlord shall have no responsibilities therefore, except as may be set forth in an attached Exhibit "B".

Landlord has made no representations or warranties as to the physical condition of the Premises or any other matter concerning the Premises. Tenant has inspected the Premises, is familiar with the condition of the Premises and is not relying upon any representations or warranties of Landlord.

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the dates indicated below.

Landlord:	Tenant:
SHP Westshore Associates	PureDepth, Inc.
A California limited liability company	a Delaware corporation

By /s/ Peter Pau	By /s/ Jonathan McCaman

Name Peter Pau	President
Its Managing Member	Its

Dated 5/23/08	Dated 5/20/08

FIRST ADDENDUM TO FULL SERVICE OFFICE LEASE

This First Addendum to Full Service Office Lease is dated for identification purposes May 14, 2008 (“First Addendum”), and is by and between SHP Westshore Associates, LLC, a California limited liability company (“Landlord”), and Puredepth, Inc., a Delaware corporation (“Tenant”), for the Premises known as 230 Twin Dolphin Drive, Suite D, Redwood City, California.

The terms of this First Addendum shall supplement and amend the provisions of the above-referenced Full Service Office Lease (“Lease”) to which this First Addendum is attached, and, to the extent the terms of this First Addendum conflict with the terms of the Lease, this First Addendum shall supersede the Lease.  The Lease references or paragraphs set forth below generally correspond to the related paragraphs in the Lease, but shall not affect or limit the meaning of the particular First Addendum provision.

SECTION 2.03 OPTION TO RENEW

Tenant shall have the right, at its option, to extend the term beyond the Original Lease Term for one (1) two year term (“Option Period”), provided that no material default under the Lease has occurred and is continuing as of the date of the exercise of the option or as of the actual commencement date of either renewal term.  Tenant shall give Landlord written notice of its intent to exercise the options not less than three (3) months nor more than nine (9) months before the end of the Original Lease Term. The Landlord shall advise Tenant of the Fair Market Rent within 30 days of Tenant’s written notice of its intent to exercise.

Option Period Rent and Adjustments.     The terms for the “Option Period” shall be governed by all the provisions of the Lease applicable to the Original Lease Term, except that the Monthly Base Rent shall be the Fair Market Rent for comparable space in the Building of which the Premises are a part, or in comparable buildings in the Redwood City area, as of the commencement of the Option Period.  In no event, however, shall the Monthly Base Rent at the commencement of the Option Period be less than the Monthly Base Rent at the end of the Original Lease Term.

Landlord shall notify Tenant of the Fair Market Rent for the Option Period.  Unless Tenant objects in writing to Landlord’s statement of Fair Market Rent within 15 days after the receipt thereof, the Fair Market Rent shall be the basis for computing Monthly Base Rent for the Option Period.  If Landlord and Tenant are unable to reach agreement as to Fair Market Rent no less than 30 days prior to the expiration of the Original Lease Term, Tenant may, by written notice to Landlord, terminate this Lease notwithstanding that Tenant has given notice of its intent to exercise its option to extend.  Should Tenant not so terminate this Lease, Tenant’s Monthly Base Rent shall be the Fair Market Rent amount initially proposed by Landlord.  The Monthly Base Rent during the Option Period shall increase annually by the Consumer Price Index for All Urban Consumers for the San Francisco-Oakland-San Jose area, reported for the 12-month period immediately preceding the day the Fair Market Rent is established.

THIS OPTION TO RENEW or extend may be exercised only by the original Tenant while physically occupying the Premises and any consent by Landlord to assignment or sublease of the Premises shall not be construed as a waiver of this prohibition.

EXHIBIT A

SITE PLAN

WESTSHORE OFFICE PARK
200-250 Twin Dolphin Drive
Redwood City, California

Landlord's initials  PP

Tenant's Initials  JM

EXHIBIT A-1
FLOOR PLAN

230-D Twin Dolphin Drive, Redwood Shores, CA

Landlord's initials  PP

Tenant's Initials  JM

EXHIBIT B
TENANT IMPROVEMENTS

Omitted from Lease

Landlord's initials  PP

Tenant's Initials  JM

EXHIBIT C – PARKING
TO FULL SERVICE OFFICE LEASE
DATED: May 14, 2008

A. General  As long as this Lease remains in effect and Tenant is not In default hereunder, Tenant shall have a non-exclusive license to use up to 3.5 parking spaces per 1,000 square feet (7 parking spots total) of rentable space for Tenant's payment of $0.00 per month which shall be due and payable as additional rent at the same time as are Tenant's monthly installments of base rent.

Landlord agrees to maintain or cause to be maintained an automobile parking area and to maintain and operate, or cause to be maintained and operated, said automobile parking area during the term of this Lease for the benefit and use of the customers, service suppliers, other invitees and (except as otherwise provided) employees of Tenant and of other tenants of the Property. As used herein the word "tenants" shall Include subtenants. Wherever the words "automobile parking area" are used in this Lease, it is intended that the same shall include, whether in a surface parking area or a parking structure, the automobile parking stalls, driveways, entrances and exits and sidewalks, landscaped areas, pedestrian passageways in conjunction therewith and other areas designed for parking. Landlord shall keep said automobile parking area in a neat, clean and orderly condition, property lighted and landscaped, and shall repair any damage to the facilities thereof. Nothing contained herein shall be deemed to impose liability upon Landlord for personal injury or theft, for damage to any motor vehicle, or for loss of property from within any motor vehicle, which is suffered by Tenant or any of its employees, customers, service suppliers or other invitees in connection with their use of said automobile parking area. Landlord shall also have the right to establish, change, and enforce (against all users of said automobile parking area) such reasonable rules and regulations as may be deemed desirable, at Landlord's sole discretion, for the proper and efficient operation and maintenance of said automobile parking area. Such rules and regulations may include, without limitation, (i) restrictions in the hours during which the automobile parking area shall be open for use and (Ii) the establishment of charges for parking therein (on either a reserved or unreserved basis, at Landlord's sole discretion) by tenants of the Property as well as by their employees, customers and service suppliers (and invitees of any of the foregoing).

In addition, Landlord may, if in its opinion the same be advisable, establish for the automobile parking area, a system or systems of charged validation or other operation including, but not limited to, a system of charges against non-validated parking checks of users. Tenant shall comply with any such system (and all rules and regulations established by Landlord In conjunction therewith) in its use of said automobile parking area and the use of same by Tenant's customers, employees, service suppliers and other invitees; provided, however, that such system and such rules and regulations shall apply equally and without discrimination to all persons entitled to the use of said automobile parking area.

Landlord shall at all times during the term hereof have the sole and exclusive control of the automobile parking area, and may at any time during the term hereof exclude and restrain any person from use or occupancy thereof; excepting, however, Tenant and employees, customers, service suppliers and other invitees of Tenant and of other tenants on the Property who make use of said area in accordance with any rules and regulations established by Landlord from time to time with respect thereto. The rights of Tenant (and of Tenant's employees, customers, service suppliers and invitees) referred to in this Article shall at ail times be subject to (I) the rights of Landlord and the other tenants on the Property to use the same in common with Tenant (and Tenant's employees, customers, service suppliers and invitees), (ii) the availability of parking spaces in said automobile parking area, and (iii) Landlord's right to assign reserved parking spaces in such instances as shall be determined at Landlord's sole discretion. It shall be the duty of Tenant to keep the automobile parking area free and clear of any obstructions created or permitted by Tenant or resulting from Tenant's operations, and to permit the use of any of said area only for normal parking and ingress and egress by said employees, customers, service suppliers and other invitees in transit to and from the Property.

Landlord shall at all times have the right and privilege of determining the nature and extent of the automobile parking area, whether the same shall be surface, underground or other structure, and of making such changes therein and thereto from time to time which in its opinion are deemed to be desirable and for the best interests of all persons using the automobile parking area, the direction and flow of traffic, Installation of prohibited areas, landscaped areas, and all other facilities thereof.

in the event that Landlord establishes a charged validation system, and to the extent that Tenant and its employees are permitted to use the automobile parking area on a monthly basis (Le., without having to pay each time they enter), each such person, at Landlord's request, will sign a Parking Agreement (to be prepared by Landlord) which sets forth the rights and responsibilities of each such user of the automobile parking area. Such Parking Agreement must be signed by all monthly users of the automobile parking area, regardless of whether such use is on a reserved or unreserved, free or charged basis.

B.       Employee Parking. Employees of Tenant and of other tenants on the Property shall park their automobiles in the portions of the automobile parking area which may from time to time be designated for employees of the tenants on the Property, and Landlord shall at all times have the right to establish rules and regulations for employee parking.

C.        Other Parking Users. Landlord may authorize persons other than those described above, including occupants of buildings not on the Property, to utilize said automobile parking area. Further, if said automobile parking area is used by such other persons, then such other persons shall pay for said use in accordance with the terms established above; provided, however, that Landlord may allow such other persons to use said automobile parking area on weekends, holidays and other non-business hours without such payment, as long as the tenants of the Properly (and their employees, customers, service suppliers and other invitees) are also permitted to use said automobile parking area at such times without such payment,

Landlord's initials  PP

Tenant's Initials  JM

EXHIBIT D — RULES AND REGULATIONS
TO FULL SERVICE OFFICE LEASE
DATED: May 14, 2008

1. Tenant will refer all contractors, contractors' representatives and installation technicians rendering any service for Tenant, to Landlord for Landlord's supervision and/or approval before performance of any such contractual services. This shall apply to all work performed In the Building, including, but not limited to, installation of telephone or telegraph equipment, electrical devices and attachments, and installations of any and every nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment or any physical portion of the Building. No such work will be done by Tenant without Landlord's prior written approval. All contractors, contractors' representatives and installation technicians will be required to provide a Certificate of Insurance to the Landlord and to the Landlord's managing agent prior to the commencement of any work on the property.

2. The work of janitorial or cleaning personnel shall not be hindered by Tenant after 5:30 p.m. and such work may be done at any time when the Premises are vacant; the windows, doors, and fixtures in the Premises may be cleaned at any time. Tenant shall provide whatever waste and rubbish receptacles, cabinets, and book cases, etc., are necessary in order to prevent unreasonable hardship to Landlord In discharging its obligation regarding cleaning service.

3. Movement In or out of the Building of furniture or office equipment, or dispatch or receipt by Tenant of any merchandise or materials which requires the use of stairways, or movement through the Building entrances or lobby, shall be restricted to the hours designated by Landlord from time to time. All such movement shall be as directed by Landlord in a manner to be agreed upon between Tenant and Landlord by prearrangement before performance. Such prearrangement, to be initiated by Tenant and shall be subject to Landlord's decision and control of the lime, method, routing of movement, and limitations imposed by safety or other concerns which may prohibit any article, equipment or any other item from being brought into the Building. Tenant expressly assumes all risk of damage to any and all articles so moved, as well as all risk of injury to any person(s) or the public engaged or not engaged in such movement, including equipment, property, and personnel of Landlord if damaged or injured as a result of any acts in connection with carrying out this service of Tenant, from time of entering the Property until completion of the work; and Landlord shall not be liable for any act or omission of any person engaged in (or for damage to or loss of any property or injury to any person resulting directly or indirectly from any act or omission in connection with) such service performed by or for Tenant. Tenant hereby agrees to defend and indemnify Landlord with respect to any such damage, injury or loss, including all reasonable attorneys' fees and related costs.

4. No sign(s) of Tenant will be allowed in any form on the exterior of the Building or on any window(s) inside or outside of the Building, and no sign(s), except in uniform location and uniform type fixed by Landlord, will be permitted in the public corridors or on corridor doors or entrances to the Premises. All signs will be contracted for by Landlord for Tenant at the rate fixed by Landlord from time to time and Tenant will be billed and pay for such service accordingly. Written consent from Landlord Is an absolute prerequisite for any such sign(s) which Tenant may be permitted to use.

5. Tenant shall not place, install or operate on the Premises or in any part of the Building, any engine, stove, or machinery, or conduct mechanical operations or cook thereon or therein,

except that the preparation of coffee, tea, hot chocolate and similar items for tenants and their employees shall be permitted. Nor shall Tenant place or use in or about the Premises any explosives, gasoline, kerosene, oil, acids, caustics, or any other noxious, inflammable, explosive, regulated or hazardous material without the prior written consent of Landlord.

6, Landlord will not be responsible for any lost or stolen personal property, equipment, money, or jewelry from the Premises or from public rooms, regardless of whether such loss occurs when the area is locked against entry.

7. No birds or animals shall be brought onto the Property. Any bicycles or vehicles brought onto the Property shall be parked only in areas designated by Landlord for such purpose, and shall under no circumstances be brought into the Building.

6. At the commencement of the Lease term, Landlord shall provide Tenant with two keys to the Building of which the Premises are a part at no charge. Landlord may permit entrance to the Premises (by use of pass keys controlled by Landlord) by employees, contractors, or service personnel supervised or employed by Landlord, or by anyone authorized to enter the Premises pursuant to Article 18 hereof. No additional locks shall be placed upon any doors of the Premises, and Tenant shall not permit any duplicate keys to be made, if Tenant requires any additional keys to the Premises or to the Building at any time during the Lease term, Tenant shall request any such keys or access cards only from Landlord, at a non-refundable cost of $10.00 per key. Upon termination of this Lease, Tenant shall surrender and deliver to Landlord all keys to the Premises which are in Tenant's possession or in the possession of Tenant's agents, employees or others permitted by Tenant to occupy space within the Premises.

9. No sidewalks, entrances, passages, courts, vestibules, stairways, corridors or halls to any structures on the Property shall be used for any purpose other than ingress and egress, nor shall any rubbish, litter, trash or material of any nature be placed, emptied or thrown into these areas. The halls, passages, entrances, stairways, balconies and roof of each such structure are not for the use of the general public, and Landlord shall in all cases retain the right to control or prevent access thereto by all persons whose presence (in the judgment of Landlord) shall be prejudicial to the safety, character, reputation or interests of the Property and its tenants, provided that nothing herein contained shall be construed to prevent such access by persons with whom tenants of the Property normally deal In the ordinary course of their business, unless such persons are engaged in illegal activities. No tenant (or subtenant, Invitee, agent or employee of any tenant) shall go upon the roof of any structure on the Property without the prior written consent of Landlord,

10. Landlord shall have the right to determine and prescribe the weight and proper position of any unusually heavy equipment (Including safes, large files, etc.) that is to be placed in the Building, and only those which in the opinion of Landlord might not with reasonable probability do damage to the floors and/or structure may be moved into the Building. Any damage occasioned in connection with the moving or installing of such aforementioned articles in the Building or the existence of same in the Building shall be repaired promptly by Tenant at its own expense.

11. Landlord shall have the right to prohibit the use of the name of the Property or any other publicity by Tenant, which in Landlord's opinion tends to impair the reputation of the Property or its desirability for the executive offices of Landlord or of other tenants, and upon written notice from Landlord, Tenant will refrain from or discontinue such publicity.

12. The Premises shall not be used for lodging, sleeping, or cooking or for any Immoral or illegal purpose, or for any purpose that will damage the Property or the reputation thereof, or for any purpose other than that specified in this Lease.

13. Except for Landlord's Building Standard blinds, no draperies, shutters, or window covering shall be Installed on exterior windows or on windows or doors facing public corridors. All electrical ceiling fixtures hung in offices or spaces along the perimeter of the Building must be fluorescent and of a quality, type, design and bulb color approved by Landlord.

14. Employees of Landlord shall not receive or carry messages for or to any tenant or other occupant on the Property, nor shall they contract to render free or paid services to any tenant or any tenant's agents, employees or invitees; if any of Landlord's employees perform any such services, such employee(s) shall be deemed the agent of the tenant for whom the services are being performed, regardless of whether or how payment is arranged for services, and Landlord is expressly relieved from any and all liability for any injury to persons or damage to property (and any other damages) in connection with any such services.

15. Tenant and its employees, agents and invitees shall observe and comply with the driving and parking signs and markers on the Property.

16. Directories will be placed by Landlord, at its own expense, in conspicuous places in the Building. No other directories shall be permitted unless previously consented to by Landlord in writing. The total number of identification strips for each tenant shall be reasonably determined by Landlord.

17. Plumbing fixtures and appliances shall be used only for purposes for which constructed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or placed therein. Damage resulting to any such fixtures or appliances from misuse by Tenant (or by any subtenant, employee, agent or invitee of Tenant) shall be promptly repaired by Tenant, entirely at Tenant's own expense.

18. No tenant shall make (or permit to be made) any loud or otherwise disturbing noises, sounds or vibrations, or disturb or interfere with other occupants of the Property or of buildings on neighboring property, or those having business with them, whether by the use of any musical instrument, radio, photograph, unusual noise, or in any other way.

19. No tenant shall purchase (or otherwise obtain for use in the Premises) any water, ice, towel, vending machine, janitorial, maintenance or other similar services, or accept barbering or shoe shining services, except from persons authorized In writing by Landlord, and at hours and under regulations fixed by Landlord.

20. All doors opening into public corridors in any structure on the Property shall be kept closed, except when in use for ingress and egress.

21. Landlord reserves the right to make such other and further rules and regulations as in its judgment may from time to time be needful for the safety, care and cleanliness of the Property, and for the preservation and good order thereon.

Landlord's initials  PP

Tenant's Initials  JM